Exhibit 5.1

Office of the Vice President, General Counsel and Secretary

IBM Credit LLC

1 North Castle Drive

Armonk, New York 10504

August 4, 2017

Ladies and Gentlemen:

As the Vice President, General Counsel and Secretary of IBM Credit LLC, a Delaware limited liability company (the “Company”), I am giving this opinion in connection with the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) of up to $25,000,000,000 aggregate principal amount of debt securities (the “Debt Securities”) of the Company, to be issued under an Indenture (the “Indenture”) to be entered into between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).

I, working together with members of my extended legal team, have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, limited liability company records and other instruments as I have deemed necessary for the purposes of this opinion, including: (a) the Certificate of Formation of the Company; (b) the Limited Liability Agreement of  the Company; and (c) the form of Indenture filed as an exhibit to the Company’s Registration Statement on Form S-3 (the “Registration Statement”).  In addition, I am familiar with the proceedings by which such instruments and the transactions contemplated thereby were authorized by the Company.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement, pricing supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Debt Securities offered thereby and will comply with all applicable laws; (iv) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (v) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, I am of the following opinion:

1.              The Company has been duly formed and is a validly existing limited liability company under the laws of the State of Delaware.

2.              When (A) the Trustee is qualified to act as the trustee under the Indenture, (B) the Trustee has duly executed and delivered the Indenture, (C) the Indenture has been duly authorized and duly executed and delivered by the Company to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the board of managers of the Company (the “Board”) has taken all necessary action to approve the issuance and terms of such Debt

Securities, the terms of the offering thereof and related matters, and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

I understand that I may be referred to as counsel who has passed upon the validity of the Debt Securities on behalf of the Company in a prospectus supplement forming a part of the Registration Statement relating to the Debt Securities filed with the Commission under the Securities Act, and I hereby consent to such use of my name in that Registration Statement and to the use of this opinion for filing with that Registration Statement in accordance with Item 601 of Regulation S-K.

Very truly yours,

/s/ Todd Hutchen

Todd Hutchen
Vice President, General Counsel
and Secretary